Exhibit 10.37

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is made this 22nd day of July, 2008 by and between, Consonus Technologies, Inc.,  a Delaware corporation (“Parent”), having offices at 301 Gregson Drive, Cary, North Carolina 27511, and William M. Shook, an individual residing at 116 Bosswood Ct., Cary NC 27511  (“Executive”).

RECITALS

A.                                   The parties hereto are parties to that certain Employment Agreement dated as of January 22, 2007 (the “Employment Agreement”).

B.                                     The parties desire to amend the Employment Agreement as and to the extent set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the recitals, the mutual covenants and agreements set forth herein and in the Employment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Amendments.

(a)                                  The final recital discussing GE Debt is hereby deleted in its entirety.

(b)                                 The first phrase of Section 1 is hereby amended by deleting the words “and the repayment of the GE Debt from the proceeds of such initial public offering”.  In addition, Executive’s title in such Section shall be changed from “Executive Vice President, Head of Sales and Marketing” to “Executive Vice President, Channels and Alliances”.

(c)                                  Section 2 is hereby amended by deleting reference to “three (3) years” and replacing it with reference to “eighteen (18) months”, and deleting reference to the “third anniversary” and replacing it with “eighteen (18) month anniversary”.

(d)                                 Section 4(b) is hereby amended by deleting the words “by STI until repayment of the GE Debt and” in the second line of such Section.

(e)                                  Section 4(d) is deleted in its entirety, and in its place the following shall be inserted:

“Executive shall be eligible to receive incentive compensation in accordance with the Executive Incentive Compensation Plan approved and implemented by the Compensation Committee of the Board of Directors (the “Incentive Compensation”).”

Furthermore, Exhibit B shall be deleted in its entirety.

(f)                                    Section 5(f) of the Employment Agreement is hereby amended by deleting the phrase “Following the repayment of the GE Debt”, and replacing it with “Following the Effective Date”.

2.                                       Except as specifically amended or modified by this Amendment, the terms and conditions of the Employment Agreement shall remain unimpaired, unaffected and unchanged in every particular as set forth therein.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

3.                                       This Amendment may be executed in several counterparts and delivered by facsimile transmission, each of which shall be deemed an original, but which counterparts shall together constitute one and the same Amendment.

[THE NEXT PAGE IS THE SIGNATURE PAGE.]

IN WITNESS WHEREOF, the undersigned have caused this First Amendment to Employment Agreement to be executed and delivered as of the date first written above.

CONSONUS TECHNOLOGIES, INC.

By:
Nana Baffour, Chairman

EXECUTIVE

William M. Shook